UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2015
INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Suite 200
Billerica, Massachusetts 01821
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (978) 600-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02.    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
Daniel Levangie’s Resignation as Lead Director and Appointment as Company’s President, Insulet Drug Delivery
On February 10, 2015, Daniel Levangie resigned as a member of Insulet Corporation’s (the “Company”) Board of Directors (the “Board”) in order to become an executive officer of the Company as President, Insulet Drug Delivery. Mr. Levangie had served on the Board since October 2011 and had been its Lead Director since May 2013. Mr. Levangie’s resignation as a member of the Board is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
On February 10, 2015, the Company issued a press release regarding Mr. Levangie’s resignation as a member of the Board and his appointment as the Company’s President, Insulet Drug Delivery. A copy of the press release is attached as Exhibit 99.1 hereto.
Appointment of Dr. John Fallon as Lead Director
Effective February 10, 2015, the Board appointed current Board member Dr. John Fallon to serve as Lead Director of the Board.
On February 10, 2015, the Company issued a press release regarding Dr. Fallon’s appointment as Lead Director. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 10, 2015
99.2	Press Release dated February 10, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

February 10, 2015	By:	/s/ Patrick J. Sullivan
Chief Executive Officer